As filed with the Securities and Exchange Commission on December 3, 2012

REGISTRATION STATEMENT NO. 333-174592

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC CAPITAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35026	95-3673456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o UnionBanCal Corporation 400 California Street San Francisco, CA 94104-1302	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 765-2969

The Corporation Trust Corporation

1209 Orange Street

Wilmington, Delaware 19801

Tel: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public: Not Applicable.)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer ☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (the “Post-Effective Amendment”), constitutes Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-174592) (the “Registration Statement”) originally filed by Pacific Capital Bancorp, a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission on May 27, 2011, relating to the potential resale of up to 3,623,452 shares of common stock of the Registrant and warrants to purchase 15,120.03 shares of the Registrant’s common stock. This Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statement and issuable under the Stock Plans.

On December 1, 2012, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 9, 2012 (the “Merger Agreement”), by and among UnionBanCal Corporation (“UNBC”), Pebble Merger Sub Inc. (“Merger Sub”) and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of UNBC (the “Merger”). On December 3, 2012, the Registrant will merge with and into UNBC, with UNBC surviving, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 1, 2012, by and between the Registrant and UNBC (together with the Merger, the “Mergers”).

As a result of the Mergers, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its Registration Statement, including the Registration Statement. The Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all unissued shares of Common Stock registered under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP

By:	/s/ John F. Woods	December 3, 2012
Name: John F. Woods
Title: Chairman, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John F. Woods John F. Woods	Chairman, President and Director (Principal Executive Officer)	December 3, 2012

/s/ Erin Selleck Erin Selleck	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2012

/s/ Todd H. Baker Todd H. Baker	Director	December 3, 2012